Exhibit 99.1




         Pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Nova International Films, Inc. (the Company), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report on Form 10-QSB for the quarter ended January 31, 2003 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                       /s/ Raymond Ying Mai Kwan
March 24, 2003                                        --------------------------
                                                      Raymond Ying Mai Kwan
                                                      Chief Executive Officer